UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 16, 2009

(Date of earliest event reported)

_______________________

GOTTAPLAY INTERACTIVE, INC.

(Exact name of registrant as specified in charter)

Nevada	33-20783-D	20-1645637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

114 W 47th St., Suite 1725

New York, NY 10036

(Address of principal executive offices) (Zip Code)

(201) 735-5454

(Registrant’s telephone number, including area code)

64 Commercial Avenue

Garden City, New York 11530

(Former address)

The current report on Form 8-K is filed by Gottaplay Interactive, Inc., a Nevada corporation (the “registrant”), in connection with the items set forth below:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Provisions A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chairman of the Board, Interim Chief Executive Officer and another Interim Principal Officer Positions

On June 10, 2009, Gottaplay Interactive, Inc. (“Gottaplay”) named Michael Rocchetti to assume the position as Interim Chairman of the Board. In addition, Gottaplay appointed Mr. Rocchetti to the following positions: (a) Interim Chief Executive Officer, (b) Interim Chief Financial Officer, (c) Interim Chief Accounting Officer, (d) Interim President, and (e) Interim Secretary/Treasurer. Mr. Rocchetti’s appointment to these positions fills the vacancies created when Mr. Matthew Skidell resigned on May 12, 2009. Mr. Rocchetti has been a member of the Board and the Board’s operations committee since September 18, 2008. He has over eighteen years of executive management experience with a highly successful, closely held company. In addition, Mr. Rocchetti also has extensive experience in raising capital in both the public and private sectors.

The positions Mr. Rocchetti assumes have been vacant since May 12, 2009, the date Mr. Skidell resigned.

Mr. Rocchetti serves in the above capacities without compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2009

GOTTAPLAY INTERACTIVE, INC.

(Registrant)

By: /s/ Michael Rocchetti

Michael Rocchetti, Interim Chief Executive Officer and Interim Secretary